EXHIBIT 15.1

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Commissioners:

We are aware that our report dated July 31, 2013 on our reviews of the interim financial information of Cell Therapeutics, Inc. for the three and six-month periods ended June 30, 2013 and 2012, and included in the Company’s quarterly report on Form 10-Q for the quarter ended June 30, 2013 is incorporated by reference in this Registration Statement of Cell Therapeutics, Inc. on Form S-3.

Yours very truly,

/s/ Marcum LLP
Marcum LLP San Francisco, California

December 10, 2013